Exhibit 99.1
Press Release
SGX Pharmaceuticals Reports Third Quarter 2006 Financial Results and Provides Update on Oncology Pipeline
SAN DIEGO, Nov. 7 /PRNewswire-FirstCall/ — SGX Pharmaceuticals, Inc. (Nasdaq: SGXP), an oncology drug discovery and development company, today announced financial results for the quarter and for the nine months ended September 30, 2006.
“The third quarter was an eventful one for us,” said Mike Grey, president and chief executive officer of SGX Pharmaceuticals. “Despite the disappointing results for Troxatyl, we have made good progress and strengthened our team with the addition of Dr. Terence Rugg as chief medical officer. Our pipeline of drug candidates developed using our FAST drug discovery platform, including our BCR-ABL and MET programs, has continued to advance. With a strong cash position and existing revenue stream, and with our research efforts driven by a talented base of employees and collaborators such as Novartis and Eli Lilly, we look forward to continued growth and realizing value in our pipeline.”
Financial Results for the Quarter Ended September 30, 2006
Total revenues in the third quarter of 2006 were $6.8 million, compared to $4.9 million in the third quarter of 2005. The increase of $1.9 million, or 39 percent, related to the Novartis collaboration initiated earlier this year, partially offset by collaborations that ended.
Research and development expenses for the three months ended September 30, 2006 and 2005 were $8.6 million and $10.8 million, respectively. The decrease of $2.2 million, or 20 percent, was primarily attributable to lower clinical development expenses and a reduction in stock-based compensation expense.
General and administrative expenses for the three months ended September 30, 2006 and 2005 were $1.9 million and $4.7 million, respectively. The decrease of $2.8 million, or 60 percent, was primarily attributable to a reduction in stock-based compensation expense.
In the third quarter of 2006, SGX reported a net loss of $3.4 million, or $2.5 million on an as-adjusted basis, compared to $10.6 million, or $5.5 million on an as-adjusted basis, for the same quarter last year. As-adjusted net loss for the third quarter of 2006 and 2005 excludes non-cash, stock-based compensation expense of $0.9 million and $5.1 million, respectively. Basic and diluted net loss applicable to common stockholders for the third quarter of 2006 was $0.23 per share, or $0.16 per share on an as-adjusted basis, compared to $17.47 per share, or $9.03 per share on an as-adjusted basis, for the same period in 2005. Upon completion of an initial public offering in February 2006, all of the Company’s outstanding redeemable convertible preferred stock and a $6.0 million note payable converted into common stock.
Financial Results for the Nine Months Ended September 30, 2006
Total revenues in the nine months ended September 30, 2006 were $19.3 million, compared to $14.8 million in the nine months ended September 30, 2005. The increase of $4.5 million, or 30 percent, related to the Novartis collaboration initiated earlier this year and increased research grant efforts, partially offset by collaborations that ended.
Research and development expenses for the nine months ended September 30, 2006 and 2005 were $35.6 million and $27.6 million, respectively. The increase of $8.0 million, or 29 percent, was primarily attributable to increased clinical development costs for Troxatyl and additional costs attributable to our internal research programs, offset by a reduction in stock-based compensation expense.
General and administrative expenses for the nine months ended September 30, 2006 and 2005 were $7.4 million and $9.4 million, respectively. The decrease of $2.0 million, or 21 percent, was primarily attributable to a reduction in stock-based compensation expense.
For the nine months ended September 30, 2006, SGX reported a net loss of $23.2 million, or $19.4 million on an as-adjusted basis, compared to $23.7 million, or $15.0 million on an as-adjusted basis, for the same period last year. As-adjusted net loss for the nine months ended September 30, 2006 and 2005 excludes non-cash, stock-based compensation expense of $3.8 million and $8.7 million, respectively. Basic and diluted net loss applicable to common stockholders for the nine months ended September 30, 2006 was $1.74 per share, or $1.46 per share on an as-adjusted basis, compared to $43.09 per share, or $27.20 per share on an as-adjusted basis, for the same period in 2005.
At September 30, 2006, the Company held cash and cash equivalents of $39.0 million as compared to $17.7 million held at December 31, 2005.
Business Update
SGX Pharmaceuticals is developing, in collaboration with Novartis, a series of BCR-ABL inhibitors. This is the first series of product candidates discovered using the Company’s proprietary FAST(TM) drug discovery platform. SGX continues to progress its lead candidates towards development candidate nomination and anticipates filing an Investigational New Drug application and initiating a

Phase I clinical study in the third quarter of 2007. SGX and Novartis are developing these lead candidates for the treatment of Gleevec-resistant Chronic Myelogenous Leukemia (CML). The goal of the collaboration is to develop a once daily oral therapy for the treatment of both first-line and Gleevec-resistant CML.
Additional SGX programs at the lead optimization stage are focused on the targets MET and JAK2. In the MET program, the lead series identified and optimized by the Company includes a number of highly potent and selective compounds, which are low molecular weight, have attractive safety and pharmacokinetic properties and have demonstrated promising in vivo efficacy. Nomination of a development candidate that inhibits MET is currently anticipated for the second half of 2007.
In August 2006, SGX announced that it discontinued its Phase II/III clinical trial of Troxatyl for the third line treatment of Acute Myelogeous Leukemia, or AML, based on a recommendation from the study’s independent data and safety monitoring board. The independent data and safety monitoring board found that interim study response rates were unlikely to provide evidence of a treatment benefit as a third line treatment for patients with AML.
Data obtained in earlier Phase I and Phase II studies performed by Shire BioChem, Inc. (Shire), indicates that there may be additional clinical development opportunities for Troxatyl in both solid tumor and hematological indications. However, further development of Troxatyl for these other indications will likely require large, randomized studies, which if successful, would not lead to a potential regulatory approval until 2011 at the earliest. Following a review of its oncology product pipeline and the resources currently available, SGX has decided it will not initiate additional Troxatyl clinical studies while, in consultation with Shire, it considers the future options for Troxatyl such as seeking one or more third party collaborative or cooperative arrangements.
The Company believes that its existing cash and cash equivalents, together with interest thereon and cash from existing collaborations, commercial agreements and grants, will be sufficient to meet projected operating requirements through 2008. Consistent with its existing business development strategy, the Company anticipates establishing new collaborations and commercial agreements, and based on its projections of cash that could be received under these new collaborations and agreements, together with its projections regarding future milestones to be earned under existing collaborations, SGX believes it would have sufficient cash and cash equivalents to meet projected operating requirements into 2010.
About SGX Pharmaceuticals
SGX Pharmaceuticals is a biotechnology company focused on the discovery, development and commercialization of innovative cancer therapeutics. SGX’s oncology pipeline includes drug candidates from its enabling, proprietary FAST(TM) drug discovery platform, such as next generation BCR-ABL inhibitors currently being developed in partnership with Novartis, and MET tyrosine kinase inhibitors. More information on the pipeline and drug discovery platform can be found at www.sgxpharma.com and in the Company’s various filings with the Securities and Exchange Commission.
Disclosure Regarding Unaudited Financial Information
This announcement contains historical financial information for the three and nine month periods ended September 30, 2006 and 2005 that is unaudited and the Company assumes no obligation to update this information based on new information or future performance except as may be specifically required by applicable law or regulation. The annual financial information is subject to audit by the Company’s independent registered public accounting firm on an annual basis following the close of each fiscal year. Accordingly, the financial information that will be reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 may vary from the financial information presented in this announcement.
Note Regarding Use of Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the effect of non-cash stock compensation expense as a result of the Company’s adoption of SFAS No. 123R. The Company believes that the presentation of results excluding non-cash stock compensation expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results. The Company used the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, was not required to restate prior year results for the impact of option expensing. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. The Company will use these non-GAAP financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to research and drug discovery and development programs and statements regarding prospects for the remainder of 2006 and into 2007 and 2008, expectations regarding revenues, operational requirements and cash usage, the value of the Company’s technology, the potential value and scope of collaborations, including the collaboration with Novartis, the receipt of potential research and milestone payments, royalty payments or profits from sales of products developed under collaborations, expectations regarding the timing of initiation and completion of research and development, including the nomination of development candidates, the filing of INDs and the initiation of clinical trials, expectations with respect to the further development of Troxatyl, the activity of BCR-ABL inhibitors, the potential of BCR-ABL-based therapies as treatments for CML, future plans and activities regarding the BCR-ABL and MET programs, the effectiveness and efficiency of the FAST technology to generate novel lead molecules for therapeutic targets and the ability to discover, develop and commercialize cancer therapeutics. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, collaborations with others, and litigation. In particular, the results of early clinical trials may not be predictive of future results, and the Company cannot provide any assurances that any of its product candidates will have favorable results in future clinical trials or receive regulatory approval. In addition, results may be affected by risks that the required regulatory approvals will be received in a timely manner, or at all, risks related to the implementation of its collaborations, competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, its ability to successfully develop and market products, the level of efforts that its collaborative partners devote to development and commercialization of its product candidates, difficulties or delays in its preclinical studies and clinical trials, difficulties or delays in manufacturing its clinical trials materials, the scope and validity of patent protection for its products, regulatory developments involving future products and its ability to obtain additional funding to support its operations. For a discussion of these and other factors, please refer to the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2005 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and SGX undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.
SGX PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
Collaborations and commercial agreements	$5,014	$3,161	$13,192	$9,924
Grants	1,753	1,732	6,151	4,827
Total revenue	6,767	4,893	19,343	14,751

Expenses:
Research and development	8,583	10,771	35,590	27,610
General and administrative	1,864	4,674	7,420	9,400
Total operating expenses	10,447	15,445	43,010	37,010

Loss from operations	(3,680)	(10,552)	(23,667)	(22,259)
Interest income (expense), net	282	—	500	(76)
Interest expense associated with bridge notes	—	—	—	(1,188)

Net loss	(3,398)	(10,552)	(23,167)	(23,523)
Accretion to redemption value of redeemable convertible preferred stock	—	(55)	(49)	(220)

Net loss attributable to common stockholders	$(3,398)	$(10,607)	$(23,216)	$(23,743)

Basic and diluted net loss per share attributable to common stockholders	$(0.23)	$(17.47)	$(1.74)	$(43.09)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	15,048	607	13,323	551

	Three Months Ended September 30, 2006
		Stock-based
		compensation	Reported
	non-GAAP	expense	GAAP results
Net loss attributable to common stockholders	$(2,470)	$928	$(3,398)

Basic and diluted net loss per share attributable to common stockholders	$(0.16)	$(0.07)	$(0.23)

Research and development expenses	$8,222	$361	$8,583

General and administrative expenses	$1,297	$567	$1,864

	Nine Months Ended September 30, 2006
		Stock-based
		compensation	Reported
	non-GAAP	expense	GAAP results
Net loss attributable to common stockholders	$(19,407)	$3,809	$(23,216)

Basic and diluted net loss per share attributable to common stockholders	$(1.46)	$(0.28)	$(1.74)

Research and development expenses	$33,754	$1,836	$35,590

General and administrative expenses	$5,447	$1,973	$7,420
     See accompanying “Note Regarding Use of Non-GAAP Financial Measures” included in the attached press release for additional information with respect to the non-GAAP financial measures.
SGX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,
	2006	December 31,
	(unaudited)	2005
Assets
Cash and cash equivalents	$39,011	$17,718
Accounts receivable	2,786	863
Other current assets	2,413	1,241
Property and equipment, net	5,481	7,168
Other assets	4,014	6,122
Total assets	$53,705	$33,112

Liabilities and stockholder’s equity (deficit)
Current liabilities	$21,423	$19,204
Deferred revenue	14,527	2,579
Note payable, net of current portion	—	6,000
Other liabilities, net of current portion	82	169
Redeemable convertible preferred stock	—	46,837
Stockholder’s equity (deficit)	17,673	(41,677)
Total liabilities and stockholder’s equity (deficit)	$53,705	$33,112

CONTACT:
Todd Myers
Chief Financial Officer
SGX Pharmaceuticals
1-858-228-1565;
or Media & Investor Relations
Jason Spark
Porter Novelli Life Sciences
1-619-849-6005
for SGX Pharmaceuticals